Exhibit 3

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of stock of AdvancePierre Foods Holdings, Inc.

Date: May 5, 2017

TYSON FOODS, INC.

By:	/s/ R. Read Hudson
	Name:	R. Read Hudson
	Title:	Vice President, Associate General Counsel and Secretary

DVB MERGER SUB, INC.

By:	/s/ R. Read Hudson
	Name:	R. Read Hudson
	Title:	Vice President and Secretary

TYSON LIMITED PARTNERSHIP

By:	/s/ Harry C. Erwin, III
	Name:	Harry C. Erwin, III
	Title:	General Partner